SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

------------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934Date of Report (Date of earliest event reported): October 28, 2002

Commission File No. 0-11927

Moto Photo, Inc.

(Exact name of registrant as specified in its charter)

Delaware 31-1080650

------------------------------- ---------------------------------

(State or other jurisdiction (IRS Employer Identification No.)

of Incorporation)

4444 Lake Center Dr., Dayton, Ohio 45426

(Address of principal executive offices)

Registrant's telephone number, including area code: (937) 854-6686

Item 5. Other Events

On October 28, 2002, Moto Photo, Inc. (the "Company") was served with a complaint in a lawsuit filed by Fuji Photo Film U.S.A., Inc., and Fuji-Hunt Photographic Chemicals, Inc. (together, "Fuji") in Westchester County, New York, alleging non-payment for goods and services sold to the Company by Fuji. The suit seeks payment of $2,999,269 for such goods and services, plus interest and attorneys fees.

As reported in previous filings, the Company has for some time attempted to work with Fuji to reach acceptable solutions to various issues, including a payment schedule on accounts payable to Fuji. The Company had offered Fuji full payment of the amounts owed, although over a longer period of time than originally scheduled.

The Company intends to assert counterclaims against Fuji and believes that the lawsuit will have no material impact on the day-to-day operations of the Company. The Company is current with all of its other vendors and its bank. The Company's Board of Directors is evaluating various alternatives, including obtaining additional sources of financing, seeking new investors, and other strategies, including reorganizing the Company, to resolve the Fuji issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTO PHOTO, INC.

Date: October 31, 2002 By:/s/ Alfred E. Lefeld

------------------------------------

Name: Alfred E. Lefeld

Title: Chief Financial Officer